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                                                                     EXHIBIT 4.1

                              CERTIFICATE OF TRUST

                                       OF

                          OHIO EDISON FINANCING TRUST

                 THIS CERTIFICATE OF TRUST of Ohio Edison Financing Trust (the "Trust"), dated August 8, 1995 is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                 1. Name. The name of the business trust being formed hereby is Ohio Edison Financing Trust.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                 3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                 IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                              THE BANK OF NEW YORK,
                                              not in its individual
                                              capacity but solely as
                                              Property Trustee

                                              By: /s/ Lucille Firrincieli
                                                  ----------------------------
                                              Name: Lucille Firrincieli
                                              Title: Assistant Vice President

                                              THE BANK OF NEW YORK (DELAWARE),
                                              not in its individual
                                              capacity but solely as
                                              Delaware Trustee

                                              By: /s/ Joseph F. Leary
                                                  ---------------------------
                                              Name: Joseph F. Leary
                                              Title: Vice President

                                              /s/ R. H. Marsh
                                              --------------------------
                                              R. H. MARSH,
                                              not in his individual
                                              capacity but solely as
                                              Administrative Trustee


                                              /s/ T. F. Struck II
                                              --------------------------
                                              T. F. STRUCK II,
                                              not in his individual
                                              capacity but solely as
                                              Administrative Trustee